EXHIBIT 5.1

                   BRENMAN BROMBERG & TENENBAUM, P.C.
                            ATTORNEYS AT LAW

                         MELLON FINANCIAL CENTER
                               SUITE 1001                      FACSIMILE
TELEPHONE                  1775 SHERMAN STREET               303-839-1633
303-894-0234           DENVER, COLORADO 80203-4314           303-830-8890


                              May 27, 1997

Board of Directors
Global Med Technologies, Inc.
12600 West Colfax
Suite A-500
Lakewood, Colorado  80215

RE:  GLOBAL MED TECHNOLOGIES, INC.
     REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have acted as counsel to Global Med Technologies, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's registration statement of Form S-8 (the "Registration Statement"). This Registration Statement relates to the registration under the Act of 1,234,279 shares of the Company's common stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the Company's Amended and Restated Stock Option Plan (the "Plan").

     In rendering this opinion, we have reviewed the Registration
Statement, as well as a copy of the Company's articles of incorporation and bylaws, each as amended to date, and the Plan. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

     In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock issuable under the Plan, pursuant to the exercise of stock options granted thereunder, have been duly and validly authorized and, when issued and sold in the manner contemplated in the Plan (by award to eligible persons as defined in the Plan) and by the Registration Statement, will be validly issued, fully paid and nonassessable.

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Board of Directors
Global Med Technologies, Inc.
May 27, 1997
Page 2


     The opinion set forth in this letter is limited by, subject to and based on the following:

     1. We are admitted to practice before the Bar of the State of Colorado and are not admitted to practice in any other jurisdiction.

     2. The foregoing opinion is limited in all respects to the laws of the State of Colorado and applicable federal securities laws of the United States.


     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

     This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose without prior written consent and may not be relied upon by any person or entity other than the Company and its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                              Very truly yours,



                              /s/ BRENMAN BROMBERG & TENENBAUM, P.C.
                              ---------------------------------------
                              Brenman Bromberg & Tenenbaum, P.C.